UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2006
QUANTUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13449	94-2665054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800, San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

408-944-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement

     On February 27, 2006, Quantum Corporation ("Quantum"), a Delaware corporation, entered into a patent cross license agreement with Storage Technology Corporation (“StorageTek”) pursuant to which each party received a license to six of the other party’s patents on a nonexclusive, worldwide basis.  In connection with the cross license agreement, StorageTek dismissed a patent lawsuit against Quantum that had been pending in the United States District Court for the District of Colorado (Civil Action No. 03-cv-0672-RPM-PAC).   A copy of the press release announcing this agreement is attached to this Form 8-K as Exhibit 99.1.

ITEM 1.01    Entry into a Material Definitive Agreement

     Also on February 27, 2006, the Board of Directors of Quantum approved an amendment to the 1993 Long-Term Incentive Plan to permit the grant of restricted stock units and approved the form of a Restricted Stock Unit Agreement.

     Copies of the patent cross license agreement, the amended 1993 Long-Term Incentive Plan, and the form of Restricted Stock Unit Agreement are filed as exhibits to this Form 8-K.  The foregoing descriptions of these documents do not purport to be complete, and are qualified in their entirety by reference to documents filed hereto and incorporated by reference herein.

ITEM 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

   (b)      Effective March 1, 2006, Mary Agnes Wilderotter has resigned from Quantum’s Board of Directors

ITEM 9.01		Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit 10.1	Patent Cross License Agreement, dated February 27, 2006, between Registrant and Storage Technology Corporation

	Exhibit 10.2	1993 Long-Term Incentive Plan, as amended February 27, 2006

	Exhibit 10.3	Form of Restricted Stock Unit Agreement

	Exhibit 99.1	Press release dated February 28, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/ SHAWN HALL
Shawn Hall Vice President, General Counsel and Secretary

Dated:    March 3, 2006

EXHIBIT INDEX

Exhibit	Description
10.1	Patent Cross License Agreement, dated February 27, 2006, between Registrant and Storage Technology Corporation

10.2	1993 Long-Term Incentive Plan, as amended February 27, 2006

10.3	Form of Restricted Stock Unit Agreement

99.1	Press release dated February 28, 2006